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                                                                     EXHIBIT 23







                             INDEPENDENT AUDITORS'
                         CONSENT OF ERNST AND YOUNG LLP



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                        Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Graybar Electric Company, Inc. of our report dated February 18, 1997, included in the 1996 Annual Report to Shareholders of Graybar Electric Company, Inc.

Our audit also included the financial statements schedule of Graybar Electric Company, Inc. listed in Item 14(a) for the year ended December 31, 1996. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                       /s/ Ernst & Young LLP

St. Louis, Missouri
February 18, 1997